NEWS BULLETIN RE: CLAIRE’S STORES, INC. 3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900

CLAIRE’S STORES TO DELAY ANNOUNCEMENT OF
FOURTH QUARTER & FISCAL 2007 RESULTS
DUE TO ACCOUNTING ISSUE RELATING TO
KEY MONEY FOR STORES IN FRANCE; 2007 GUIDANCE REAFFIRMED

PEMBROKE PINES, Florida, March 13, 2007. Claire’s Stores, Inc. (NYSE:CLE) today announced that it will delay the release of its Fiscal 2007 year end and fourth quarter financial results, which had been planned for March 15th. During the course of reviewing its year-end financial results and discussing certain accounting positions with the Company’s independent auditors, the Company decided to pre-clear an accounting issue with the accounting staff of the Securities and Exchange Commission in advance of filing its Annual Report on Form 10-K. While this issue remains unresolved, the Company will not announce its unaudited financial results.

The issue relates to the proper treatment of key money paid for lease rights for the Company’s stores in France and whether this key money should be considered an intangible asset with an indefinite life, in accordance with the Company’s current accounting practice, or a direct cost of the leases. If key money is considered a direct cost of the leases for stores in France, amortization of these costs will be required and the Company will record a non-cash charge and consequently reduce net income and diluted earnings per share. The Company does not believe that amortizing these costs will have a material impact on its net income or financial position in Fiscal 2007, and the Company expects that it will meet or exceed its prior fourth quarter and Fiscal 2007 guidance.

Company Overview
Claire’s Stores, Inc. is a leading international specialty retailer offering value-priced costume jewelry and accessories to fashion-aware tweens, teens and young adult females through its two store concepts: Claire’s and Icing by Claire’s. While the latter operates only in North America, Claire’s operates internationally. As of March 3, 2007, Claire’s Stores, Inc. operated approximately 3,000 stores in the United States, Canada, Puerto Rico, the Virgin Islands, the United Kingdom, Ireland, France, Switzerland, Austria, Germany, Spain, Portugal, Holland and Belgium. Claire’s Stores, Inc. operates through its subsidiary, Claire’s Nippon, Co., Ltd., approximately 195 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. (fka JUSCO, Co. Ltd.), a $40 billion specialty retailer headquartered in Japan. The Company also licenses approximately 120 stores in the Middle East and Turkey under a licensing and merchandising agreement with Al Shaya Co., Ltd. and eight stores in South Africa under similar agreements with The House of Busby Limited.

Forward-looking Statements
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending for pre-teen, teen and young adult apparel and accessories; competition; general economic conditions such as inflation and increased energy costs; general and political social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; changes in laws; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase comparable store sales at recent historical rates; inability to design and implement new information systems; delays in anticipated store openings or renovations; and uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments and other changes to comply with applicable laws, rules and regulations. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2006. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and most recent 10-K and 10-Q reports are available via Claire’s corporate website: http://www.clairestores.com. For information about our products and stores, please go to http://www.claires.com.

Contact Information: Marisa F. Jacobs, Esq., Vice President of Corporate Communications and Investor Relations
Phone: 212.594.3127, Fax: 212.244.4237 or Email at marisa.jacobs@claires.com